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                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          KDI PRECISION PRODUCTS, INC.

         1. The present name of the corporation is KDI PRECISION PRODUCTS, INC. The corporation was originally incorporated under the name KDI PRECISION MANUFACTURING CORPORATION pursuant to the original Certificate of Incorporation filed on November 28, 1967.

         2. The address of the corporation's registered office in Delaware in 1209 Orange Street, City of Wilmington, County of New Castle. The Corporation Trust Company is the corporation's registered agent at that address.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

         4. The corporation shall have authority to issue 12,000 shares of common stock, with $.01 par value per share. Each share shall be entitled to one vote per share.

         5. The Board of Directors shall have the power to make, alter or repeal the by-laws of the corporation.

         6. The shareholders of the corporation shall have preemptive rights to subscribe for and to purchase any shares of the corporation of any series or class, whether now or hereafter authorized.

         7. To the full extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended from time to time, the corporation shall indemnify all persons whom it may indemnify pursuant thereto.

         8. On December 29, 1995, this Amended And Restated Certificate of Incorporation was duly adopted by written consent of the stockholders in accordance with the applicable

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provisions of Sections 228, 242 and 245 of the General Corporation Law of the
State of Delaware and written notice of the adoption of this Amended And Restated Certificate of Incorporation has been given as provided by Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

         The undersigned, does make this Amended And Restated Certificate, hereby declaring and certifying that this is the corporation's act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of December, 1995.


                                              /s/ Salvatore J. Mira
                                              ----------------------------------
                                              Salvatore J. Mira, President





                                       2
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                                STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT TO
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

     KDI Precision Products, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

     FIRST: That pursuant to a unanimous consent action without a meeting, the Board of Directors of the Company adopted certain resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by deleting Article 4 thereof and inserting in lieu thereof the following:

          "4. The corporation shall have authority to issue 25,000 shares of common stock, with $.01 par value per share. Each share shall be entitled to one vote per share."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors and Section 228 of the General Corporation Law of the State of Delaware, the holders of the necessary number of shares as required by statute to authorize the amendment consented in writing to the approval and adoption of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said KDI Precision Products, Inc. has caused this certificate to be signed by James C. Gitzinger, an Authorized Officer, this 18th day of November, 1997.



                                             BY: /s/ James C. Gitzinger
                                                 -------------------------------
                                             TITLE OF OFFICER: President